Exhibit 99.1

SS Innovations Reiterates Guidance for First Quarter 2025 and

Provides Commentary on Second Quarter 2025 Order Trends

Fort Lauderdale, FL – May 5, 2025 – SS Innovations International, Inc. (the “Company” or “SS Innovations”) (Nasdaq: SSII), a developer of innovative surgical robotic technologies dedicated to making robotic surgery affordable and accessible to a global population, today reiterated guidance for the first quarter of 2025.

Dr. Sudhir Srivastava, Chairman of the Board and Chief Executive Officer of SS Innovations, commented, “Following our recent uplisting to Nasdaq, we remain very pleased with the growth trajectory of our business as we conclude the first quarter of 2025 and enter the second quarter. We believe that we are well-positioned to maintain this momentum and achieve new and impactful milestones throughout 2025.”

The Company reiterated:

●	14 SSi Mantra surgical robotic systems were installed during the first quarter of 2025, bringing the cumulative installed base to 78 as of March 31, 2025.

●	Revenue for the first quarter of 2025 is expected to be approximately $6.4 million with a gross margin of approximately 45%, based on preliminary unaudited results which are subject to change.

The Company also provided the following updates:

●	As of April 30, 2025, 80 SSi Mantra robotic surgical systems have been installed in 75 hospitals and more than 3800 surgeries have utilized the SSi Mantra, including over 200 robotic cardiac surgeries.

●	SSi Mantra robotic surgical system orders totaled 9 in the first month of the second quarter, April 2025, up 200% from 3 orders in April 2024.

The Company anticipates reporting first quarter 2025 financial results on or about May 15, 2025.

About SS Innovations

SS Innovations International, Inc. (Nasdaq: SSII) develops innovative surgical robotic technologies with a vision to make the benefits of robotic surgery affordable and accessible to a larger segment of the global population. The Company’s product range includes its proprietary “SSi Mantra” surgical robotic system and its comprehensive suite of “SSi Mudra” surgical instruments, which support a variety of surgical procedures including robotic cardiac surgery. An American company headquartered in India, SS Innovations plans to expand the global presence of its technologically advanced, user-friendly, and cost-effective surgical robotic solutions. Visit the Company’s website at ssinnovations.com or LinkedIn for more information and updates.

About the SSi Mantra

The SSi Mantra Surgical Robotic System is a user-friendly, modular, multi-arm system with many advanced technology features, including: 3 to 5 modular robotic arms, an open-faced ergonomic surgeon command center, a large 3D 4K monitor, a touch panel monitor for all patient related information display, a virtual real-time image of the robotic patient side arm carts, and the ability for superimposition of 3D models of diagnostic imaging. A vision cart provides the table-side team with the same magnified 3D 4K view as the surgeon to provide better safety and efficiency. The SSi Mantra utilizes over 40 different types of robotic endo-surgical instruments to support different specialties, including cardiac surgery. The SSi Mantra has been clinically validated in India in more than 100 different types of surgical procedures.

Forward Looking Statements

This press release may contain statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “assume,” “believe,” “estimate,” “expect,” “will,” “intend,” “may,” “plan,” “project,” “should,” “could,” “seek,” “designed,” “potential,” “forecast,” “target,” “objective,” “goal,” or the negatives of such terms or other similar expressions to identify such forward-looking statements. These statements relate to future events or SS Innovations International’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Investor Contact:

The Equity Group

Kalle Ahl, CFA

T: (303) 953-9878

kahl@equityny.com

Devin Sullivan, Managing Director

T: (212) 836-9608

dsullivan@equityny.com

Media Contact:

press@ssinnovations.org

T: (212) 739-0300